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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-164797 on Form S-4 of our reports dated November 16, 2009, relating to (i) the consolidated financial statements and financial statement schedule of Tyco International Ltd. and subsidiaries (the "Company") (which report expresses an unqualified opinion and includes explanatory paragraphs relating to the adoption of new accounting principles and a change in the depreciation method and estimated useful life for pooled subscriber system assets and related deferred revenue) and (ii) the effectiveness of the Company's internal control over financial reporting (which report expresses an unqualified opinion on the effectiveness of the Company's internal control over financial reporting) appearing in the Annual Report on Form 10-K of the Company for the year ended September 25, 2009, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP
New York, New York
April 7, 2010

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM